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                                                                   Exhibit 10.14
                                 June 30, 2000

Jay M. Gratz
1242 North Astor
Chicago, IL 60610


                    Re:  Amendment to Employment Agreement

Dear Jay:

     This letter constitutes a further amendment of the agreement dated January 28, 1998 and originally entered into between you and Ryerson Tull, Inc. f/k/a Inland Steel Industries, Inc. (the "Company"), as amended by a letter agreement dated November 6, 1998 (the "Agreement").

     Under the terms of the Agreement, you are entitled to a lump sum payment upon the earlier of January 1, 2001, or the date your employment with the Company is terminated for any reason. The lump sum that would be payable on January 1, 2001 is $2,860,582. Subject to the following provisions of this letter, you have agreed to defer receipt of such payment until the earlier of January 1, 2006 and five business days following your last day of employment with the Company. In consideration for your agreement to defer such receipt, the Company has agreed that it will credit such deferred compensation with an interest equivalent to the rate (including applicable fees and margin) at which the Company borrows money under its revolving credit bank arrangement utilizing the six-month Libor option. Such interest rate shall be adjusted on each six-month anniversary, or if such date is not a business date, the next earlier date that is a business day, commencing January 1, 2001. The Company has further agreed that, in the event that at any time the Company's outstanding senior unsecured debt is not rated at least Baa3 by Moody's Investors Services, Inc. (or any successor to such corporation's business of rating securities), or at least BBB by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. (or any successor to such corporation's business or rating securities), you may elect to receive 95% of the sum of (i) such deferred compensation and (ii) with the interest equivalent accrued through the date of payment. The remaining 5% will be forfeited.

     If this letter properly reflects our agreement, please sign the enclosed copy and return it to my attention.

                            Very truly yours,

                            RYERSON TULL, INC.


                            By:           /s/ William Korda
                                   ----------------------------------
                            Its:   Vice President - Human Resources


Agreed to this 30/th/ day of June, 2000

              /s/ Jay M. Gratz
              ----------------
              Jay M. Gratz